NSAR
Screen 38, 77(G.)
Series 7
Defaulted senior securities for the period ended December 31, 2002

1. Advanced Lighting Techs, 8.0000%, due 3/15/2008

o    Reason for Default: Bankruptcy
o    Date of Default: 9/15/2002
o    Principal Amount: 25,000
o    Amount of Default: $594.45
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $23.78


2. Intermadia Communication, 8.6000%, due 6/1/2008

o    Reason for  Default:  Bankruptcy  o Date of  Default:  6/1/2002 o Principal
     Amount: 45,000
o    Amount of Default: $1,935.00
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount) * (1,000)]: $43.00


3. Kaiser Alum & Chem SR Notes, 12.7500%, due 2/1/2003

o    Reason for Default: Bankruptcy
o    Date of Default: 2/1/2002
o    Principal Amount: 25,000
o Amount of Default: $2,930.73 Amount of Default per 1,000 face amount [(Amount of default)/(principal amount) * (1,000)]: $117.23

4. Murrin Murrin Holdings, 9.3750%, due 8/31/2007

o    Reason for Default: Bankruptcy
o    Date of Default: 3/01/2002
o    Principal Amount: 50,000
o    Amount of Default: $3,919.27

Amount of Default per 1,000 face amount [(Amount of default)/(principal  amount)
* (1,000)]: $78.39

5. US Airways Inc., 9.8200%, due 1/1/2013

o    Reason for Default: Bankruptcy
o    Date of Default: 7/1/2002
o    Principal Amount: 95,000
o    Amount of Default: $4,664.50

Amount of Default per 1,000 face amount [(Amount of default)/(principal  amount)
* (1,000)]: $49.10

6. Worldcom Inc., 6.9500%, due 8/15/2028

o    Reason for Default: Bankruptcy
o    Date of Default: 2/15/2002
o    Principal Amount: 160,000
o Amount of Default: $6,988.61 Amount of Default per 1,000 face amount [(Amount of default)/(principal amount) * (1,000)]: $43.68